United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Friday, September 23, 2022, Miller Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Dalton, Georgia. As of the record date, April 5, 2022, there were 11,410,728 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 9,302,752 shares representing 81.48% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s shareholders at the Annual Meeting, the votes cast for, withheld or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

1.       The shareholders elected each of the following seven directors to hold office until the annual meeting of shareholders in 2023, or until their successors are duly elected and qualified, with the vote on the matter being reflected as follows:

Name	For	Withheld	Non-Votes
Theodore H. Ashford III	4,641,356	4,661,396	0
A. Russell Chandler, III	8,195,547	1,107,205	0
William G. Miller	8,425,928	876,824	0
William G. Miller, II	8,761,532	541,220	0
Richard H. Roberts	7,384,214	1,918,538	0
Leigh Walton	8,526,801	775,951	0
Deborah L. Whitmire	7,670,135	1,632,617	0

2.       The shareholders voted, on a non-binding advisory basis, to approve the compensation of the Company’s named executive officers, with the vote on the matter being reflected as follows:

Vote Type	Number of Votes
For	9,140,868
Against	110,033
Abstain	51,849
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc. (Registrant)

	By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary
Dated: October 4, 2022